CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment #2 of our report dated August 13, 2015, of OWC Pharmaceutical Research relating to the audit of the financial statements as of December 31, 2014 and 2013 and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

August 13, 2015